UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-33393	94-3306718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue, Suite 750, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-9024

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2007, the Board of Directors of Northwest Biotherapeutics, Inc. (the “Company”) approved the grant of stock options under the Company’s 2007 Stock Option Plan to Alton L. Boynton, the Company’s President and Chief Executive Officer, and Marnix Bosch, the Company’s Chief Technical Officer. Dr. Boynton’s option award covers 2,807,048 shares of the Company’s common stock, and Dr. Bosch’s award covers 1,081,539 shares. The awards have a 10-year term and the exercise price of the options is $0.60 per share.

The Option Agreements covering these option awards are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. The principal terms of each option award are described below.

Boynton Option Award. The option award for Dr. Boynton vests according to the following schedule:

•	804,768 shares are vested as of the grant date;

•	500,576 shares will vest on June 23, 2008; and

•	41,714 shares will vest each month, on the 23rd of each month, beginning on July 23, 2008 and ending on June 23, 2011.

In addition, all options for Dr. Boynton will vest in full if DCVax® Brain or another DCVax® product receives FDA approval for commercial sale in the United States.

If Dr. Boynton’s employment is terminated without Cause (as defined in the 2007 Stock Option Plan), the options will continue to vest in accordance with the schedule described above and will be exercisable for their full exercise period, as long as Dr. Boynton executes a separation and release agreement reasonably acceptable to the Company and does not work for or with a competing company during the vesting period.

If Dr. Boynton resigns, the vesting of the options will cease on the last day of his employment, but if Dr.
Boynton provides 90 days’ advance notice of such resignation and complies with certain other obligations to provide good faith efforts during such 90-day period, the options will be exercisable for 90 days following the last day of his employment.

If Dr. Boynton’s employment is terminated for Cause, options which are already vested as of the date of termination will expire one business day after such termination.

In order to avoid adverse tax consequences, Dr. Boynton was required to specify the exercise dates for the option, which are as follows:

•	2008: 1,430,486 shares

•	2009: 500,568 shares

•	2010: 500,568 shares

•	2011: 375,426 shares

The option may be exercised at any time during the designated year of exercise, provided that the option can only be exercised to the extent vested. The option will be forfeited to the extent not exercised in a designated year.

Bosch Option Award. The option award for Dr. Bosch vests according to the following schedule:

•	188,687 shares are vested as of the grant date;

•	223,208 shares will vest on June 23, 2008; and

•	18,601 shares will vest each month, on the 23rd of each month, beginning on July 23, 2008 and ending on May 23, 2011, and 18,609 shares will vest on June 23, 2011.

All options for Dr. Bosch will vest in full if DCVax® Brain or another DCVax® product receives FDA approval for commercial sale in the United States.

If Dr. Bosch’s employment is terminated without Cause (as defined in the 2007 Stock Option Plan), the options will continue to vest until the last day of Dr. Bosch’s employment, and will be exercisable for their full exercise period, as long as Dr. Bosch executes a separation and release agreement reasonably acceptable to the Company.

If Dr. Bosch resigns, the vesting of the options will cease on the last day of his employment, but if Dr. Bosch provides 90 days’ advance notice of such resignation and complies with certain other obligations to provide good faith efforts during such 90-day period, the options will be exercisable for 90 days following the last day of his employment, as long as Dr. Bosch does not work for, with, or for the benefit of a competing company in any capacity during the one year period following the termination of his employment.

If Dr. Bosch’s employment is terminated for Cause, options which are already vested as of the date of termination will expire one business day after such termination.

In order to avoid adverse tax consequences, Dr. Bosch was required to specify the exercise dates for the option, which are as follows:

•	2008: 250,000 shares

•	2009: 300,000 shares

•	2010: 350,000 shares

•	2011: 181,539 shares

The option may be exercised at any time during the designated year of exercise, provided that the option can only be exercised to the extent vested. The option will be forfeited to the extent not exercised in a designated year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Form of Stock Option Agreement, by and between Alton L. Boynton and the Company, dated December 31, 2007.

99.2 Form of Stock Option Agreement, by and between Marnix Bosch and the Company, dated December 31, 2007.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 3, 2007

NORTHWEST BIOTHERAPEUTICS, INC.

By   /s/ Anthony Deasey
Anthony P. Deasey
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Form of Stock Option Agreement, by and between Alton L. Boynton and the Company, dated December 31, 2007.
99.2	Form of Stock Option Agreement, by and between Marnix Bosch and the Company, dated December 31, 2007.